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                                                                    EXHIBIT 23.2



                          CONSENT TO USE OF REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this registration statement.



                                                        ARTHUR ANDERSEN LLP



Tampa, Florida
  October 10, 1997